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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We consent to the incorporation by reference in the registration statement of PharmaKinetics Laboratories, Inc. on Form S-8 (File No. 333-19865) of our report, dated August 14, 1997, on our audits of the financial statements and financial statement schedule of PharmaKinetics Laboratories, Inc. as of June 30, 1997 and 1996, and for each of the three years ended in the period ended June 30, 1997, which report is included in this Annual Report on Form 10-K.



Baltimore, Maryland
September 29, 1997



























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